Exhibit 99.1

Enova Announces Acquisition of Pangea Universal Holdings,

a Next-Generation Payments Platform

Pangea will leverage Enova marketing, technology, analytics and capital to accelerate its rapid growth

CHICAGO, March 19, 2021/PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning (ML) and artificial intelligence (AI), today announced that it has acquired Pangea Universal Holdings, a Chicago-based payments platform offering mobile international money transfer services. This acquisition brings Enova’s world class technology, analytics and online business expertise to the international money transfer market with a focus on Latin America and Asia, which the World Bank estimates to be a combined $71 billion per year market in remittance outflows from the U.S.

Pangea offers a smarter way for people to move money around the world to friends and family. They have revolutionized the customer experience in this growing market, as consumers increasingly choose online money transfer solutions instead of relying on brick-and-mortar storefronts. Pangea’s powerful, easy-to-use mobile application provides secure, fast and affordably priced international money transfer from the U.S. to 40 countries with a focus on Latin America and Asia. Customers have the option to transfer funds directly into bank accounts or have cash picked up from partners in minutes. Their service has driven strong customer loyalty and high recurring transfer rates, with over $161 million in funds transferred out of the U.S. and 66% growth in new customers in 2020. Pangea also offers U.S. customers an online checking account that further reduces the cost and friction of money transfer.

“We’re excited to bring our experience managing online financial technology businesses to the platform Pangea has developed,” said David Fisher, Enova’s CEO. “Their success focusing on providing choice and control to hardworking people will be an important addition to Enova’s existing businesses. Enova will bring market-leading capabilities around high-volume transactions, marketing, mobile customer experience and, most importantly, machine learning and artificial intelligence.”

“We are proud to have helped underbanked people seamlessly complete millions of money transfers in our nearly ten year history. We are now ready to expand our reach as a part of Enova,” said Nishu Thukral, CEO of Pangea Universal Holdings, who will continue in his role leading the business. “We are well-positioned to rapidly grow and serve the millions of people seeking quick, simple, fair and safe money movement across the globe.”

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its AI and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

For further information:

Public Relations Contact:

Kaitlin Lowey

Email: media@enova.com

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@enova.com

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com